            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

--------------------------------------------------------------------------------
                    Payment Date Statement: October 21, 2002


  a.Aggregate Amount of Collections                                                     $355,007,640.33
    Aggregate Amount of Non-Principal Collections                                       $  2,557,764.18
    Aggregate Amount of Principal Collections                                           $352,449,876.15
    Pool Balance                                                                        $719,874,009.41
    Residual Participation Amount                                                       $219,874,009.41
    Excess Funding Account                                                              $          0.00

  b.Series Allocation Percentage                                                                  100.0%
    Floating Allocation Percentage                                                                69.46%
    Principal Allocation Percentage                                                                  N/A

  c.Total Amount Distributed on Series 2000-1                                           $    850,347.22

  d.Amount of Such Distribution Allocable to Principal on 2000-1                        $          0.00

  e.Amount of Such Distribution Allocable to Interest on 2000-1                         $    850,347.22

  f.Noteholder Default Amount                                                           $          0.00

  g.Required Subordinated Draw Amount                                                   $          0.00

  h.Noteholder Charge Offs                                                              $          0.00
    Amounts of Reimbursements                                                           $          0.00

  i.Monthly Servicing Fee                                                               $    599,895.01
    Noteholder Monthly Servicing Fee                                                    $    416,666.67

  j.Controlled Deposit Amount                                                           $          0.00

  k.Series 2000-1 Invested Amount at end of period (Gross)                              $500,000,000.00
    Outstanding Principal Balance                                                       $500,000,000.00

  l.Available Subordinated Amount                                                       $ 84,096,444.21

  m.Carry-over Amount                                                                   $          0.00

  n.Reserve Account Balance                                                             $  1,750,000.00

  o.Principal Funding Account Balance                                                   $          0.00
    Yield Supplement Account Balance                                                    $  1,750,000.00


            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page

  TRANSACTION SUMMARY
  -------------------

                                                     From          To       Days
                                                     ----          --       ----
  Current Interest Period                          9/20/2002   10/20/2002    31
  Series Allocation Percentage                                        100.00%

  Initial Principal Balance                                   $500,000,000.00
  Outstanding Principal Balance                               $500,000,000.00
  Principal Balance of Receivables for Determination Date     $720,827,738.26
  Amount Invested in Receivables on Series Issuance Date      $500,000,000.00
  Initial Invested Amount                                     $500,000,000.00
  Invested Amount at the Beginning of Period                  $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)      $500,000,000.00
  Required Subordinated Amount                                 $84,096,444.21
  Excess Funding Account                                                $0.00
  Series 2000-1 Invested Amount at End of Period (net         $500,000,000.00
  of EFA)
  Available Subordinated Amount (previous period)              $86,998,882.77
  Incremental Subordinated Amount (previous period)            $39,053,677.29


  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------

  Yield Supplement Account Initial Deposit                      $1,750,000.00
  Yield Supplement Account Beginning Balance                    $1,750,000.00
  Yield Supplement Account Required Amount                      $1,750,000.00

  Reserve Account Initial Deposit                               $1,750,000.00
  Reserve Account Required Amount                               $1,750,000.00
  Reserve Account Beginning Balance                             $1,750,000.00


  Outstanding Carryover Amount - Beginning Balance                      $0.00
  Withdrawal from Yield Supplement Account                              $0.00
  Outstanding Carryover Amount - Ending Balance                         $0.00
  Yield Supplement Account Balance - Ending Balance             $1,750,000.00
  Yield Supplement Account Deposit Amount                               $0.00

  Withdrawal from Reserve Account                                       $0.00
  Reserve Account Ending Balance                                $1,750,000.00
  Reserve Account  Deposit Amount                                       $0.00

  1-month LIBOR Rate (annualized)                                  1.8200000%
  Certificate Coupon (annualized)                                     1.9750%
  Prime Rate (annualized)                                          4.7500000%
  Servicing Fee Rate (annualized)                                      1.000%
  Excess Spread                                                    1.2650000%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                     $699,281,421.47
  Pool Balance at the Ending of Period                        $719,874,009.41
  Average Aggregate Principal Balance                         $709,577,715.44
  Aggregate Principal Collections                             $352,449,876.15
  New Principal Receivables                                   $373,005,330.09
  Receivables Added for Additional Accounts                             $0.00
  Noteholder Default Amount                                             $0.00
  Net Losses                                                            $0.00
  Noteholder Charge-offs                                                $0.00
  Miscellaneous Paymnets (Adjustments and Transfer                      $0.00
  deposit amounts)
  Non-Principal Collections & Inv. Proceeds treated as                  $0.00
  Available Noteholder Principal Collections
  Monthly Interest Accrued, but not paid                                $0.00
  Ineligible Receivables                                                $0.00
  Excess Funding Account at Date of Determination                       $0.00
  Defaulted Receivables in Ineligible and Overconc.                     $0.00
  Accounts
  MISCELLANEOUS DATA
  ------------------
  Recoveries on Receivables Written Off                                 $0.00
  Spread Over/Under Prime for Portfolio                                -0.51%
  Weighted Average Interest Rate                                        4.24%
  Previously waived Monthly Servicing Fee                               $0.00



               PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
               --------------------------------------------------


Net losses as a % of Avg. Receivables Balance (annualized)                    0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                    $47,408,200.49
Used Vehicle Percentage                                                      6.586%
Used Vehicle Percentage During Last Collection Period                        6.390%
Early Amortization Event?                                                 NO
Largest Dealer or Dealer Affiliation Balance                         $33,948,668.74
Largest Dealer Percentage                                                    4.855%

Aggregate Principal Amount of Receivables of Dealers over 2%         $47,494,415.33




SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                     $355,007,640.33
Aggregate Amount of Non-principal Collections (including insurance    $2,557,764.18
proceeds & rebates)
Investment Proceeds                                                       $4,880.20
Aggregate Amount of Principal Collections                           $352,449,876.15
Asset Receivables Rate                                                       2.784%
Use Asset Receivables Rate?                                               NO
Carryover Amount (this Distribution Date)                                       N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                    49.67%
Previous Collection Period Monthly Payment Rate                         56.43%
Monthly Payment Rate 2 collection periods ago                           57.81%
3-month Average Payment Rate                                            54.64%
Early Amortization Event?                                                 NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                 YES
Last Day of Revolving Period                                             N/A
Invested Amount as of Last Day of Revolving Period                       N/A
Accumulation Period Length (months)                                      N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                              N/A
Required Participation Percentage                                      104.00%
Principal Funding Account Balance                                             $0.00
Principal Payment Amount                                                      $0.00
Controlled Accumulation Amount                                                $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                            $850,347.22
2.  Noteholder Monthly Servicing Fee Distribution                       $416,666.67
3.  Reserve Account Deposit Amount Distribution                               $0.00
4.  Noteholder Default Amount Distribution                                    $0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable              $0.00
    Misc. Pmts)
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount            $0.00
6.  Outstanding Carryover Amount Distribution                                 $0.00
7.  Yield Supplement Account Deposit Amount Distribution                      $0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                      $0.00
                                                                              -----
            Excess Servicing                                            $509,522.11

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                             $0.00
Required Subordinated Draw Amount                                             $0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                     $0.00
Additions in connection with a reduction in Receivables                       $0.00
Transfers to Principal Funding Account                                        $0.00

VW CREDIT, INC. -- SERVICER                                              Page 2
        28-Oct-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                      Collections             Accrual           Distribution
                    --------------        ------------------  ----------------
From:                    20-Sep-02
To:                      20-Oct-02
Days:                           31

   LIBOR Rate           1.8200000%
    (1 month)

Series #                 1         Active
VCI Rating:             N/A



               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------


                         Series                                              Required          Required           Outstanding
Series       Series    Allocation     Invested           Subordinated      Participation     Participation           Note
Number        Name     Percentage      Amount               Amount          Percentage          Amount              Balance
------        ----     ----------      ------               ------          ----------          ------              -------

     Trust                             $500,000,000.00      $84,096,444.21        N/A           $604,096,444.21
   1 Series 2000-1        100.00%      $500,000,000.00      $84,096,444.21      104.00%         $604,096,444.21     $500,000,000.00


VW CREDIT, INC. -- SERVICER                                               Page 3
28-Oct-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE

INITIAL AMOUNTS                                                                   EXCESS SPREAD CALCULATION
---------------                                                                   -------------------------
Initial Invested Amount                         $500,000,000.00                   Weighted Average Rate Charged to Dealers    4.240%
Invested Amount                                 $500,000,000.00                   LIBOR                                      1.820%
Controlled Accumulation Amount                            $0.00                   Note Rate (LIBOR+15.5 b.p.)                1.975%
Required Subordinated Amount                     $84,096,444.21                   Servicing Fee Rate                         1.000%
Annualized Servicing Fee Rate                             1.00%                   Investor Net Losses                        0.000%
                                                                                                                             ------
First Controlled Accumulation Date          TO BE DETERMINED                      Excess Spread                              1.265%
Accumulation Period Length (months)                 N/A
Expected Final Payment Date                         N/A
Initial Settlement Date                               10-Aug-00
Required Participation Percentage                       104.00%
Subordinated Percentage                                 9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                      Required         Excess
                                               Series 2000-1       Invested         Subordinated      Funding
Principal Receivables                              Total            Amount             Amount          Amount
---------------------                          -------------       --------         ------------      --------
Series Allocation Percentage                      100.00%
Beginning Balance                               $500,000,000.00  $500,000,000.00     $84,096,444.21     $0.00
  Floating Allocation Percentage                  69.46%            69.46%
  Principal Allocation Percentage                   N/A              N/A

Principal Collections                           $352,449,876.15  $352,449,876.15                N/A       N/A
New Principal Receivables                       $373,005,330.09  $373,005,330.09                N/A       N/A
Principal Default Amounts                                 $0.00            $0.00                N/A       N/A
Receivables Added for Additional Accounts                 $0.00            $0.00                N/A       N/A
Controlled Deposit Amount                                 $0.00              N/A                N/A       N/A

"Pool Factor"                                                      100.00000000%

Ending Balance                                  $500,000,000.00  $500,000,000.00     $84,096,444.21     $0.00
  Floating Allocation Percentage                  69.46%            69.46%


Non-Principal Receivables
-------------------------

Non-Principal Collections                         $1,776,536.00
Recoveries on Receivables Written Off                     $0.00
Investment Proceeds                                   $4,880.20

VW CREDIT, INC. -- SERVICER                                               Page 4
28-Oct-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                        Current                Previous
----------------------------------                                        -------                --------
Available Subordination Amount (Previous)                                 $86,998,882.77        $88,487,851.66
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                               $0.00                 $0.00
                                                                                   -----                 -----
Available Noteholder Principal Collections
(1) Subtotal                                                              $86,998,882.77        $88,487,851.66
(2) Subordination Percentage* Series 2000-1 Invested                      $47,945,205.48        $47,945,205.48
Amount

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $36,151,238.73        $39,053,677.29
(d) Payments from Excess Funding Account to Residual                               $0.00                 $0.00
Interestholder

Available Subordinated Amount                                             $84,096,444.21        $86,998,882.77

  Overconcentration Amount                                                $47,494,415.33        $49,839,857.52

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $2,557,764.18         $2,701,484.85
  Noteholder Non-Principal Collections                                     $1,776,536.00         $1,931,614.92
  Residual Interestholder Non-Principal Collections                          $781,228.18           $769,869.93
Investment Proceeds                                                            $4,880.20             $5,097.16
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                           -------------         -------------
Total Non-Principal Available                                              $4,312,644.38         $4,456,582.01

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $599,895.01           $582,734.52
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67